Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
Director of Marketing
(631)537-1001, ext. 263

BRIDGE BANCORP, INC. ANNOUNCES FIRST QUARTER DIVIDEND

(Bridgehampton, NY – March 16, 2004) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB:BDGE), the holding company for The Bridgehampton National Bank, on March 15, 2004 announced the declaration of a quarterly dividend of $0.24 per share. The dividend represents a 4.4% increase over the prior quarter and on a year-to-date basis, an increase of 41.2%.

The dividend will be payable on April 21, 2004 to shareholders of record as of March 31, 2004. The Company continues its trend of uninterrupted dividends.

Federally chartered in 1910, the Bank was founded by local farmers and merchants. For nearly a century, The Bridgehampton National Bank has maintained its focus on building business and consumer banking relationships on eastern Long Island. The Bank offers a broad range of deposit and loan products and services through its full service branch network and through alternative delivery channels.

Bridgehampton National Bank is the oldest independent commercial bank headquartered on the South Fork of Long Island and operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village and Southold.

The Bridgehampton National Bank is locally directed and managed. The Bank continues a rich tradition of involvement in the local community, supporting programs and initiatives that promote local businesses, the environment, education, healthcare, social services and the arts.

The Bank is a member of the Federal Deposit Insurance Corporation and is an Equal Housing Lender and Equal Opportunity Employer.

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including with respect to earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, prevailing economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality and composition of the Bank’s loan and investment portfolios, changes in management’s business strategies, changes in accounting principles, policies or guidelines, changes in real estate values and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, markets, products, services and prices. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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